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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use in this Registration Statement on Form S-1 relating to 1,894,258 shares of common stock of Prosoft I-Net Solutions, Inc. and the Post-Effective Amendment to Registration Statements on Form S-1 (Nos. 333-11247 and 333-28993) relating to an aggregate of 3,742,729 shares of common stock of Prosoft I-Net Solutions, Inc. amended thereby of our report dated March 8, 1996, appearing in the Prospectus, which is part of such Registration Statements.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.



KELLY & COMPANY

Newport Beach, California
September 9, 1997